EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-88848) and Forms S-3 (No.s 333-60664, 333-81338
and 333-91568) of AdStar, Inc. of our report dated February 22, 2002 except for the subsequent events described in Note 9 to the 2001 financial statements as to which the date is March 15, 2002, relating to the financial statements of Adstar, Inc. for the year ended December 31, 2001, which appears in this Form 10-KSB.


/s/  PricewaterhouseCoopers  LLP

Los Angeles, California
March 31, 2003